EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-92283, 333-60062 and 333-114645 on Form S-3 of Spectra Energy Capital, LLC (formerly Duke Capital, LLC) of our report dated March 14, 2007, relating to the financial statements and financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, appearing in this Annual Report on Form 10-K of Spectra Energy Capital, LLC for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 2, 2007